Exhibit 23

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statement Nos. 33-58375 and No. 333-43843 of Esterline Technologies Corporation on Form S-8 of our report dated December 9, 1999 incorporated by reference in this Annual Report on Form 10-K of Esterline Technologies Corporation for the year ended October 31, 1999.

/s/ Deloitte & Touche LLP

Seattle, Washington
January 28, 2000